Exhibit 4.8

EXECUTION VERSION

DEPOSIT AGREEMENT
(Class A)

Dated as of August 11, 2014

between

U.S. BANK NATIONAL ASSOCIATION

as Escrow Agent

and

BNP PARIBAS,
ACTING THROUGH ITS NEW YORK BRANCH

as Depositary

Deposit Agreement 2014-2A

TABLE OF CONTENTS

Deposit Agreement 2014-2A

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ANY DEPOSIT HEREUNDER IS NOT INSURED BY THE FEDERAL DEPOSIT
INSURANCE CORPORATION

DEPOSIT AGREEMENT (Class A) dated as of August 11, 2014 (as amended, modified or supplemented from time to time, this “Agreement”) between U.S. BANK NATIONAL ASSOCIATION, a national banking association, as Escrow Agent under the Escrow and Paying Agent Agreement referred to below (in such capacity, together with its successors in such capacity, the “Escrow Agent”), and BNP PARIBAS, acting through its New York Branch, a société anonyme under French law, as depositary bank (the “Depositary”).

W I T N E S S E T H

WHEREAS, United Airlines, Inc. (“United”) and Wilmington Trust, National Association, not in its individual capacity except as otherwise expressly provided therein, but solely as trustee (in such capacity, together with its successors in such capacity, the “Pass Through Trustee”) have entered into a Trust Supplement, dated as of August 11, 2014 (the “Trust Supplement”) to the Pass Through Trust Agreement dated as of October 3, 2012 (together, as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Pass Through Trust Agreement”) relating to United Airlines Pass Through Trust 2014-2A-O pursuant to which the United Airlines Pass Through Trust, Series 2014-2A-O Certificates referred to therein (the “Certificates”) are being issued (the date of such issuance, the “Issuance Date”);

WHEREAS, United and Credit Suisse Securities (USA) LLC and Morgan Stanley & Co. LLC (collectively, the “Underwriters” and, together with their respective transferees and assigns as registered owners of the Certificates, the “Investors”) have entered into an Underwriting Agreement dated July 28, 2014 pursuant to which the Pass Through Trustee will issue and sell the Certificates to the Underwriters;

WHEREAS, United, the Pass Through Trustee, another pass through trustee and certain other persons concurrently herewith are entering into the Note Purchase Agreement, dated as of the date hereof (the “Note Purchase Agreement”), pursuant to which the Pass Through Trustee has agreed to acquire from time to time on or prior to the Delivery Period Termination Date (as defined in the Note Purchase Agreement) equipment notes (the “Equipment Notes”) issued to finance the acquisition of certain aircraft by United, as owner, utilizing a portion of the proceeds from the sale of the Certificates (the “Net Proceeds”);

WHEREAS, the Escrow Agent, the Underwriters, the Pass Through Trustee and Wilmington Trust, National Association, as paying agent for the Escrow Agent (in such capacity, together with its successors in such capacity, the “Paying Agent”) concurrently herewith are entering into an Escrow and Paying Agent Agreement, dated as of the date hereof (as amended, modified or supplemented from time to time in accordance with the terms thereof, the “Escrow and Paying Agent Agreement”); and

WHEREAS, the Underwriters and the Pass Through Trustee intend that the Net Proceeds be held in escrow by the Escrow Agent on behalf of the Investors pursuant to the Escrow and Paying Agent Agreement, subject to withdrawal upon request of and proper certification by the Pass Through Trustee for the purpose of purchasing Equipment Notes, and that pending such withdrawal the Net Proceeds be deposited by the Escrow Agent with the

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Depositary pursuant to this Agreement, which provides for the Depositary to pay interest for distribution to the Investors and to establish accounts from which the Escrow Agent shall make withdrawals upon request of and proper certification by the Pass Through Trustee.

NOW, THEREFORE, in consideration of the obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Initial Matters.

SECTION 1.1 Acceptance of Depositary.  The Depositary hereby agrees to act as depositary bank as provided herein and in connection therewith to accept all amounts to be delivered to or held by the Depositary pursuant to the terms of this Agreement.  The Depositary further agrees to hold, maintain and safeguard the Deposits and the Accounts (as defined below) during the term of this Agreement in accordance with the provisions of this Agreement.  The Escrow Agent shall not have any right to withdraw, assign or otherwise transfer moneys held in the Accounts except as permitted by this Agreement.

SECTION 1.2 Establishment of Accounts.  The Escrow Agent hereby instructs the Depositary, and the Depositary agrees, to establish the separate deposit accounts listed on Schedule I hereto and to establish such additional separate deposit accounts as may be required in connection with the deposits contemplated by Section 2.4 hereof (each, an “Account” and collectively, the “Accounts”), each in the name of the Escrow Agent and all on the terms and conditions set forth in this Agreement.

SECTION 2. Matters Relating to Deposits.

SECTION 2.1 Deposits.  The Escrow Agent shall direct the Underwriters to deposit with the Depositary on the date of this Agreement (the “Deposit Date”) in Federal (same day) funds by wire transfer to: BNP PARIBAS NY, 787 7th Avenue, New York, NY 10019, BIC BNPAUS3N, ABA No. 026007689, Account No. 00200 522002 434 50, Reference: United 2014-2 EETC Depositary (Class A), and the Depositary shall accept from the Underwriters, on behalf of the Escrow Agent, the sum of US$823,071,000.  Upon acceptance of such sum, the Depositary shall (i) establish each of the deposits specified in Schedule I hereto maturing on November 30, 2015 (including any deposit made pursuant to Section 2.4 hereof, individually, a “Deposit” and, collectively, the “Deposits”) and (ii) credit each Deposit to the related Account as set forth therein.  No amount shall be deposited in any Account other than the related Deposit.

SECTION 2.2 Interest.  Each Deposit shall bear interest from and including the date of deposit to but excluding the date of withdrawal at the rate of 3.750% per annum (computed on the basis of a year of twelve 30-day months) payable to the Paying Agent on behalf of the Escrow Agent semi-annually in arrears on each March 3 and September 3, commencing on March 3, 2015 (each, an “Interest Payment Date”), and on the date of the Final Withdrawal (as defined below), or the date of the Replacement Withdrawal (as defined below), as applicable, all in accordance with the terms of this Agreement (whether or not any such Deposit is withdrawn on an Interest Payment Date).  Interest accrued on any Deposit that is withdrawn pursuant to a Notice of Purchase Withdrawal (as defined below) shall be paid on the

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next Interest Payment Date, notwithstanding any intervening Final Withdrawal (as defined below).

SECTION 2.3 Withdrawals.  (a)  The Escrow Agent may, by providing at least two Business Days’ (or if the Depositary shall agree, one Business Day’s) prior notice of withdrawal to the Depositary in the form of Exhibit A hereto (a “Notice of Purchase Withdrawal”), withdraw not less than the entire balance of such Deposit, except that at any time prior to the actual withdrawal of such Deposit, the Escrow Agent may, by notice to the Depositary, cancel such withdrawal (including on the scheduled date therefor), and thereafter such Deposit shall continue to be maintained by the Depositary in accordance with the original terms thereof.  Following such withdrawal the balance in the related Account shall be zero and the Depositary shall close such Account.  As used herein, “Business Day” means any day, other than a Saturday, Sunday or other day on which commercial banks are authorized or required by law to close in New York, New York, Chicago, Illinois, or Wilmington, Delaware.

(b) (i)  The Escrow Agent may, by providing at least 15 days’ prior notice of withdrawal to the Depositary in the form of Exhibit B hereto (a “Notice of Final Withdrawal”), withdraw the entire amount of all of the remaining Deposits together with the payment by the Depositary of all accrued and unpaid interest on such Deposits to but excluding the specified date of withdrawal (a “Final Withdrawal”), on such date as shall be specified in such Notice of Final Withdrawal.  If a Notice of Final Withdrawal has not been given to the Depositary on or before November 10, 2015 (provided that, if a labor strike occurs or continues at either The Boeing Company or Embraer S.A. after the Issuance Date and on or prior to October 31, 2015 (a “Labor Strike”), such date shall be extended by adding thereto the number of days that such strike continued in effect after the Issuance Date, but not more than 60 days (the “Additional Days”)) (provided that the Additional Days shall not include any day of a Labor Strike (1) at The Boeing Company after the Pass Through Trustee shall have purchased in accordance with the Note Purchase Agreement Equipment Notes with respect to 11 Boeing 737-924ER aircraft and four Boeing 787-9 aircraft or (2) at Embraer S.A. after the Pass Through Trustee shall have purchased in accordance with the Note Purchase Agreement Equipment Notes with respect to 12 Embraer ERJ 175 LR aircraft) and there are unwithdrawn Deposits on such date, the Depositary shall pay the amount of the Final Withdrawal to the Paying Agent on November 30, 2015 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days).

(ii) The Escrow Agent may, by providing at least five Business Days’ prior notice of withdrawal to the Depositary in the form of Exhibit C hereto (a “Notice of Replacement Withdrawal”), withdraw the entire amount of all Deposits then held by the Depositary together with all accrued and unpaid interest on such Deposits (including Deposits previously withdrawn pursuant to a Notice of Purchase Withdrawal) to but excluding the specified date of withdrawal (a “Replacement Withdrawal”), on such date as shall be specified in such Notice of Replacement Withdrawal.

(c) If the Depositary receives a duly completed Notice of Purchase Withdrawal, Notice of Final Withdrawal or Notice of Replacement Withdrawal (each, a “Withdrawal Notice”) complying with the provisions of this Agreement, it shall make the payments specified therein in accordance with the provisions of this Agreement.

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Notwithstanding anything to the contrary contained in this Agreement, in no event shall the Depositary be required, pursuant to any Withdrawal Notice or otherwise, to make payments hereunder on or in respect of any Deposit in excess of the amount of such Deposit together with accrued interest thereon as provided in this Agreement.

SECTION 2.4 Other Accounts.  On the date of withdrawal of any Deposit (other than the date of the Final Withdrawal or Replacement Withdrawal), the Escrow Agent, or the Pass Through Trustee on behalf of the Escrow Agent, shall re-deposit with the Depositary any portion thereof not used to acquire Equipment Notes and the Depositary shall accept the same for deposit hereunder.  Any sums so received for deposit shall be established as a new Deposit and credited to a new Account, all as more fully provided in Section 2.1 hereof, and thereafter the provisions of this Agreement shall apply thereto as fully and with the same force and effect as if such Deposit had been established on the Deposit Date except that such Deposit shall mature on November 30, 2015 (provided that if a Labor Strike occurs or continues, such date shall be extended by the Additional Days) and bear interest as provided in Section 2.2.  The Depositary shall promptly give notice to the Escrow Agent of receipt of each such re-deposit and the account number assigned thereto.

SECTION 3. Termination.  This Agreement shall terminate on the fifth Business Day after the later of the date on which (i) all of the Deposits shall have been withdrawn and paid as provided herein without any re-deposit and (ii) all accrued and unpaid interest on the Deposits shall have been paid as provided herein, but in no event prior to the date on which the Depositary shall have performed in full its obligations hereunder.

SECTION 4. Payments.  All payments (including, without limitation, those payments made in respect of Taxes (as defined and provided for below)) made by the Depositary hereunder shall be paid in United States Dollars and immediately available funds by wire transfer (i) in the case of accrued interest on the Deposits payable under Section 2.2 hereof or any Final Withdrawal, directly to the Paying Agent at Wilmington Trust, National Association, Wilmington, DE, ABA# 031100092, Account No. 109132-000, Attention: Chad May, Telephone No.: (302) 636-6291, Reference: United Airlines PTT, Series 2014-2A, or to such other account as the Paying Agent may direct from time to time in writing to the Depositary and the Escrow Agent and (ii) in the case of any withdrawal of one or more Deposits pursuant to a Notice of Purchase Withdrawal or Notice of Replacement Withdrawal, directly to or as directed by the Escrow Agent as specified and in the manner provided in such Notice of Purchase Withdrawal or Notice of Replacement Withdrawal.  The Depositary hereby waives any and all rights of set-off, combination of accounts, right of retention or similar right (whether arising under applicable law, contract or otherwise) it may have against the Deposits howsoever arising.  All payments on or in respect of each Deposit shall be made free and clear of and without reduction for or on account of any and all taxes, levies or other impositions or charges (collectively, “Taxes”).  However, if the Depositary shall be required by law to deduct or withhold any Taxes from or in respect of any sum payable hereunder, the Depositary shall (i) make such deductions or withholding, (ii) pay the full amount deducted or withheld (including in respect of such additional amounts) to the competent taxation authority and (iii) if the Taxes required to be deducted or withheld are imposed by France or any political subdivision thereof (other than pursuant to any inter-governmental agreement with the United States pursuant to FATCA or under implementing legislation or administrative rules thereunder), pay such additional amounts

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as may be necessary in order that the actual amount received by the designated recipient of such sum under this Agreement or the Escrow and Paying Agent Agreement after such deduction or withholding equals the sum it would have received had no such deduction or withholding been required.  If the date on which any payment due on any Deposit would otherwise fall on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day, and no additional interest shall accrue in respect of such extension.  For the purposes of this Section 4, “FATCA” means Sections 1471 through 1474 of the Internal Revenue Code of 1986, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations thereunder or official interpretations thereof or agreement entered into with a U.S. government entity relating thereto (including an intergovernmental agreement, as well as, to the extent relating to withholding of U.S. taxes, any regulations or official guidance provided by a U.S. or non-U.S. government entity related to an intergovernmental agreement).

SECTION 5. Representation and Warranties.  The Depositary hereby represents and warrants to United, the Escrow Agent, the Pass Through Trustee and the Paying Agent that:

(a) it is a société anonyme duly organized and validly existing in good standing under the laws of France and is duly licensed to conduct banking business in the State of New York;

(b) it has full power, authority and legal right to conduct its business and operations as currently conducted and to enter into and perform its obligations under this Agreement;

(c) the execution, delivery and performance of this Agreement have been duly authorized by all necessary corporate action on the part of it and do not require any stockholder approval, or approval or consent of any trustee or holder of any indebtedness or obligations of it, and this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligations enforceable against it in accordance with the terms hereof;

(d) no authorization, consent or approval of or other action by, and no notice to or filing with, any United States federal or state governmental authority or regulatory body is required for the execution, delivery or performance by it of this Agreement;

(e) neither the execution, delivery or performance by it of this Agreement, nor compliance with the terms and provisions hereof, conflicts or will conflict with or results or will result in a breach or violation of any of the terms, conditions or provisions of, or will require any consent or approval under, any law, governmental rule or regulation or the charter documents, as amended, or bylaws, as amended, of it or any similar instrument binding on it or any order, writ, injunction or decree of any court or governmental authority against it or by which it or any of its properties is bound or of any indenture, mortgage or contract or other material agreement or instrument to which it is a party or by which it or any of its properties is bound, or constitutes or will constitute a default thereunder or results or will result in the imposition of any lien upon any of its properties; and

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(f) there are no pending or, to its knowledge, threatened actions, suits, investigations or proceedings (whether or not purportedly on behalf of it) against or affecting it or any of its property before or by any court or administrative agency which, if adversely determined, (i) would adversely affect the ability of it to perform its obligations under this Agreement or (ii) would call into question or challenge the validity of this Agreement or the enforceability hereof in accordance with the terms hereof, nor is the Depositary in default with respect to any order of any court, governmental authority, arbitration board or administrative agency so as to adversely affect its ability to perform its obligations under this Agreement.

SECTION 6. Transfer.  Neither party hereto shall be entitled to assign or otherwise transfer this Agreement (or any interest herein) other than (in the case of the Escrow Agent) to a successor escrow agent under the Escrow and Paying Agent Agreement and other than (in the case of the Depositary) to any entity into which the Depositary shall merge or with which it shall be consolidated, and any purported assignment in violation thereof shall be void.  This Agreement shall be binding upon the parties hereto and their respective successors and (in the case of the Escrow Agent) permitted assigns.  Upon the occurrence of the Transfer (as defined below) contemplated by the Assignment and Assumption Agreement (as defined below), the Pass Through Trustee shall (without further act) be deemed to have transferred all of its right, title and interest in and to this Agreement to the trustee of the Successor Trust (as defined below) and, thereafter, the trustee of the Successor Trust shall be deemed to be the “Pass Through Trustee” hereunder with the rights of the “Pass Through Trustee” hereunder, and each reference herein to “United Airlines Pass Through Trust 2014-2A-O” shall be deemed to be a reference to “United Airlines Pass Through Trust 2014-2A-S”.  The Escrow Agent and the Depositary hereby acknowledge and consent to the Transfer contemplated by the Assignment and Assumption Agreement.  For the purposes of this Section 6, “Transfer” means the transfer contemplated by the Assignment and Assumption Agreement; “Assignment and Assumption Agreement” means the Assignment and Assumption Agreement to be entered into between the Pass Through Trustee and the trustee of the Successor Trust, substantially in the form of Exhibit C to the Trust Supplement; and “Successor Trust” means the United Airlines Pass Through Trust 2014-2A-S.

SECTION 7. Amendment, Etc.  This Agreement may not be amended, waived or otherwise modified except by an instrument in writing signed by the party against whom the amendment, waiver or other modification is sought to be enforced and by the Pass Through Trustee.

SECTION 8. Notices.  Unless otherwise expressly provided herein, any notice or other communication under this Agreement shall be in writing (including by facsimile or electronic mail) and shall be deemed to be given and effective upon receipt thereof.  All notices shall be sent to (x) in the case of the Depositary, BNP Paribas, acting through its New York Branch, 787 Seventh Avenue, New York, NY 10019, Attention: Robert Papas (Telecopier:  (212) 841-2748; E-mail: robert.papas@us.bnpparibas.com), Mary Dierdorff (Telecopier: (212) 841-2140, E-mail: mary.dierdorff@us.bnpparibas.com), and Adam Miller (Telecopier: (212) 841-2748, E-mail: DL.USA_ALMT_POSITIONTEAM@US.BNPPARIBAS.COM), BNP Paribas, 10 Harewood Avenue, London, England NW1 6AA, Attention: Helene Mizrahi-Walden (Telecopier: 44 (0) 7509-533-155, E-mail: helene.mizrahi-walden@uk.bnpparibas.com), and Loan Servicing, BNP Paribas (Canada), 2001 University, 9th Floor, Montreal H3A 1T9, Attention: Cathy Markos Prahalis (Telecopier: (201) 616-7917, E-mail:

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NYK_LS_REGIONAL@US.BNPPARIBAS.COM), or (y) in the case of the Escrow Agent, U.S. Bank National Association, Boston, MA Office, One Federal Street, 3rd Floor, EX-MA-FED, Boston, MA 02110, Attention: David Doucette (Telecopier: (617) 603-6672), in each case, with a copy to the Pass Through Trustee, Wilmington Trust, National Association, 1100 North Market Street, Wilmington, DE 19890-1605, Attention: Corporate Capital Market Services (Telecopier: (302) 636-4140) and to United, United Airlines, Inc., 233 S. Wacker Drive, Chicago, Illinois 60606, Attention: Treasurer (Telecopier: (872) 825-0316; E-mail: gerry.laderman@united.com) (or at such other address as any such party may specify from time to time in a written notice to the parties hereto).  On or prior to the execution of this Agreement, the Escrow Agent has delivered to the Depositary a certificate containing specimen signatures of the representatives of the Escrow Agent who are authorized to give notices and instructions with respect to this Agreement.  The Depositary may conclusively rely on such certificate until the Depositary receives written notice from the Escrow Agent to the contrary.

SECTION 9. Obligations Unconditional.  The Depositary hereby acknowledges and agrees that its obligation to repay each Deposit together with interest thereon as provided herein is absolute, irrevocable and unconditional and constitutes a full recourse obligation of the Depositary enforceable against it to the full extent of all of its assets and properties.

SECTION 10. Entire Agreement.  This Agreement (including all attachments hereto) sets forth all of the promises, covenants, agreements, conditions and understandings between the Depositary and the Escrow Agent with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements and undertakings, inducements or conditions, express or implied, oral or written.

SECTION 11. Governing Law.  This Agreement, and the rights and obligations of the Depositary and the Escrow Agent with respect to the Deposits, shall be governed by, and construed in accordance with, the laws of the State of New York and subject to the provisions of Regulation D of the Board of Governors of the Federal Reserve System (or any successor), as the same may be modified and supplemented and in effect from time to time.

SECTION 12. Waiver of Jury Trial Right.  EACH OF THE DEPOSITARY AND THE ESCROW AGENT ACKNOWLEDGES AND ACCEPTS THAT IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT SUCH PARTY IRREVOCABLY WAIVES ITS RIGHT TO A TRIAL BY JURY.

SECTION 13. Counterparts.  This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one instrument.

SECTION 14. Head Office Obligation.  BNP Paribas hereby agrees that the obligations of the Depositary hereunder are also the obligations of BNP Paribas’ Head Office in Paris, France.  Accordingly, any beneficiary of this Agreement will be able to proceed directly against BNP Paribas’ Head Office in Paris, France, if BNP Paribas’ New York Branch defaults in its obligations to such beneficiary under this Agreement.

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SECTION 15. Rights of Receiptholders.  The Depositary acknowledges that, if the Depositary shall fail to pay when due hereunder any interest on the Deposits or the Final Withdrawal, the “Receiptholders” (as defined in the Escrow and Paying Agent Agreement) shall have the right to claim directly against the Depositary as provided in Section 15 of the Escrow and Paying Agent Agreement and that any such claim shall not be subject to defenses that the Depositary may have against the Escrow Agent.

SECTION 16. Miscellaneous.  (a)  The Depositary shall have only those duties as are specifically and expressly provided herein and no other duties shall be implied.  The Depositary may rely upon and shall not be liable for acting or refraining from acting upon any written notice, document, instruction or request furnished to it hereunder and believed by it to be genuine and to have been signed or presented by the Escrow Agent without inquiry and without requiring substantiating evidence of any kind.  The Depositary shall be under no duty to inquire into or investigate the validity, accuracy or content of any such document, notice, instruction or request.  The Depositary shall have no duty to solicit any payments, including, without limitation, the Deposits.

(b) The Depositary shall not be liable for any action taken, suffered or omitted to be taken by it in good faith except to the extent that a final adjudication of a court of competent jurisdiction determines that the Depositary’s gross negligence or willful misconduct was the primary cause of any loss.  The Depositary may execute any of its powers and perform any of its duties hereunder directly or through attorneys, and shall be liable only for its gross negligence or willful misconduct (as finally adjudicated in a court of competent jurisdiction) in the selection of any such attorney.  The Depositary may consult with counsel, accountants and other skilled persons to be selected and retained by it.  The Depositary shall not be liable for any action taken, suffered or omitted to be taken by it in accordance with, or in reliance upon, the advice or opinion of any such counsel, accountants or other skilled persons.  In the event that the Depositary shall be uncertain or believe there is some ambiguity as to its duties or rights hereunder or shall receive instructions, claims or demands from any party hereto which, in its opinion, conflict with any of the provisions of this Agreement, it shall be entitled to refrain from taking any action and its sole obligation shall be to keep safely all property held hereunder until it shall be given a direction in writing by the Escrow Agent which eliminates such ambiguity or uncertainty to the satisfaction of Depositary or by a final and non-appealable order or judgment of a court of competent jurisdiction.  Anything in this Agreement to the contrary notwithstanding, in no event shall the Depositary be liable for special, incidental, punitive, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Depositary has been advised of the likelihood of such loss or damage and regardless of the form of action.  In the event of any conflict or inconsistency between any provision in this Agreement and a provision in any other document, the provisions of this Agreement shall control.

(c) The Escrow Agent (which term as used in this sentence shall include reference to its affiliates and its own and its affiliates’ officers, directors, employees and agents); (i) shall have no duties or responsibilities under this Agreement except those expressly set forth in this Agreement; (ii) shall not be responsible to the Depositary for any recitals, statements, representations or warranties of any person other than itself contained in this Agreement or the Escrow and Paying Agent Agreement or for the failure by the Depositary or any other person or

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entity (other than the Escrow Agent) to perform any of its obligations hereunder (whether or not the Escrow Agent shall have any knowledge thereof); and (iii) shall not be responsible for any action taken or omitted to be taken by it hereunder or provided for herein or in connection herewith, except for its own willful misconduct or gross negligence (or simple negligence in connection with the handling of funds).

(d) (i) Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”) requires the Depositary to implement reasonable procedures to verify the identity of any person that opens a new account with it.  Accordingly, the Escrow Agent acknowledges that Section 326 of the USA PATRIOT Act and the Depositary’s identity verification procedures require the Depositary to obtain information which may be used to confirm the Escrow Agent’s identity including without limitation name, address and organizational documents (“identifying information”). The Escrow Agent agrees to provide the Depositary with and consent to the Depositary obtaining from third parties any such identifying information required as a condition of opening an account with or using any service provided by the Depositary.

(ii) Depositary agrees that upon the reasonable request of the Escrow Agent, it will provide to the Escrow Agent such information and documents as the Escrow Agent may require (x) to satisfy applicable anti-money laundering laws and regulations, including the USA PATRIOT Act, the regulations administered by the U.S. Department of Treasury’s Office of Foreign Assets Control (“OFAC”), and other applicable U.S. anti-money laundering laws and regulations (collectively, the “anti-money laundering/OFAC laws”), or (y) to meet the requirements of the Escrow Agent’s internal know your customer policies and procedures adopted in accordance with the anti-money laundering/OFAC laws.

(e) The Escrow Agent has provided the Depositary with its fully executed Internal Revenue Service (“IRS”) Form W-9.  The Escrow Agent represents that its correct TIN assigned by the IRS, or any other taxing authority, is set forth in the delivered form.  Any United States federal, state or local income or franchise tax returns required to be filed will, to the greatest extent permitted by applicable law, be prepared and filed by the Escrow Agent with the IRS and any other taxing authority as required by law.  The Escrow Agent acknowledges and agrees that the Depositary shall have no responsibility for the preparation and/or filing of any United States federal, state or local income, franchise or other tax return with respect to the Deposits or any income earned by the Deposits other than any such responsibility that cannot be assigned to, or assumed by the Escrow Agent under applicable law.

(f) No party to this Agreement is liable to any other party for losses due to, or if it is unable to perform its obligations under the terms of this Agreement because of, acts of God, fire, war, terrorism, floods, strikes, electrical outages, equipment or transmission failure, or other causes reasonably beyond its control.  If any provision of this Agreement is determined to be prohibited or unenforceable by reason of any applicable law of a jurisdiction, then such provision shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in such jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

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SECTION 17. Security Procedures.  With respect to all funds transfer instructions that are given pursuant to this Agreement (other than in writing at the time of execution of this Agreement), whether in writing, by facsimile or otherwise, the Depositary is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule II hereto (“Schedule II”), and the Depositary may rely upon the confirmation of anyone purporting to be the person or persons so designated.  Each funds transfer instruction shall be executed by an authorized signatory, a list of such authorized signatories is set forth on Schedule II.  The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Depositary.  If the Depositary is unable to contact any of the authorized representatives identified in Schedule II, the Depositary is hereby authorized to seek confirmation of such instructions by telephone call-back to any one or more of Escrow Agent’s executive officers (“Executive Officers”), as the case may be, which shall include the titles of Assistant Vice President or Vice President, as the Depositary may select.  Such “Executive Officer” shall deliver to the Depositary a fully executed incumbency certificate, and the Depositary may rely upon the confirmation of anyone purporting to be any such officer. The Depositary and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Escrow Agent to identify (a) the beneficiary, (b) the beneficiary's bank, or (c) an intermediary bank.  The Depositary may apply any of the funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank designated. The Escrow Agent acknowledges that these security procedures are commercially reasonable.

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IN WITNESS WHEREOF, the Escrow Agent and the Depositary have caused this Deposit Agreement to be duly executed as of the day and year first above written.

U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By	/s/ David W. Doucette
	Name:	David W. Doucette
	Title:	Vice President

BNP PARIBAS, acting through its New York Branch, as Depositary

By	/s/ Olivier Baratier
	Name:	Olivier Baratier
	Title:	Managing Director

By	/s/ Evan Gianoukakis
	Name:	Evan Gianoukakis
	Title:	Managing Director

Deposit Agreement (Class A)

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Schedule I

Schedule of Deposits
Class A

Aircraft Type	Deposit Amount	Sub-Account No.
Boeing 737-924ER	$28,684,000	A42181
Boeing 737-924ER	$28,684,000	A42182
Boeing 737-924ER	$28,684,000	A42183
Boeing 737-924ER	$28,708,000	A60317
Boeing 737-924ER	$28,708,000	A42184
Boeing 737-924ER	$28,708,000	A42185
Boeing 737-924ER	$28,708,000	A42186
Boeing 737-924ER	$28,733,000	A42187
Boeing 737-924ER	$28,733,000	A42188
Boeing 737-924ER	$28,793,000	A42199
Boeing 737-924ER	$28,793,000	A42204
Boeing 787-9	$78,624,000	A36403
Boeing 787-9	$78,754,000	A36404
Boeing 787-9	$78,754,000	A36405
Boeing 787-9	$79,022,000	A37814
Embraer ERJ 175	$15,956,000	A17000432
Embraer ERJ 175	$15,956,000	A17000433
Embraer ERJ 175	$15,956,000	A17000436
Embraer ERJ 175	$15,984,000	A17000437
Embraer ERJ 175	$15,984,000	A17000438
Embraer ERJ 175	$15,984,000	A17000442
Embraer ERJ 175	$15,984,000	A17000443
Embraer ERJ 175	$16,016,000	A17000448
Embraer ERJ 175	$16,032,000	ATBD0
Embraer ERJ 175	$16,043,000	ATBD1
Embraer ERJ 175	$16,043,000	ATBD2
Embraer ERJ 175	$16,043,000	ATBD3

Deposit Agreement 2014-2A

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Schedule II

Telephone Number(s) and authorized signature(s) for

Person(s) Designated to give Funds Transfer Instructions

Escrow Agent:

	Name	Telephone Number	Signature

1.	David W. Doucette	(617) 603-6534	/s/ David W. Doucette

2.	John G. Correia	(617) 603-6566	/s/ John G. Correia

3.	Alison D. B. Nadeau	(617) 603-6553	/s/ Alison D.B. Nadeau

4.	Eric Donaghey	(617) 603-6549	/s/ Eric Donaghey

Telephone Number(s) for Call-Backs and

Person(s) Designated to Confirm Funds Transfer Instructions

Escrow Agent:

	Name	Telephone Number

1.	David W. Doucette	(617) 603-6534

2.	John G. Correia	(617) 603-6566

3.	Alison D. B. Nadeau	(617) 603-6553

4.	Eric Donaghey	(617) 603-6549

All funds transfer instructions must include the signature of the person(s) authorizing said funds transfer and must not be the same person confirming said transfer.

Deposit Agreement 2014-2A

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EXHIBIT A

NOTICE OF PURCHASE WITHDRAWAL

BNP Paribas,
   acting through its New York Branch,
   as Depositary
787 Seventh Avenue
New York, New York 10019
Attention: Robert Papas
Telecopier: (212) 841-2748; E-mail: robert.papas@us.bnpparibas.com
Attention: Mary Dierdorff
Telecopier: (212) 841-2140; E-mail: mary.dierdorff@us.bnpparibas.com
Attention: Adam Miller
Telecopier: (212) 841-2748;
E-mail: DL.USA_ALMT_POSITIONTEAM@US.BNPPARIBAS.COM

10 Harewood Avenue
London, England NW1 6AA
Attention: Helene Mizrahi-Walden
Telecopier: 44 (0) 7509-533-155; E-mail: helene.mizrahi-walden@uk.bnpparibas.com

Loan Servicing
BNP (Canada)
2001 University, 9th Floor
Montreal H3A 1T9
Attention: Cathy Markos Prahalis
Telecopier: (212) 616-7917; E-mail: NYK_LS_REGIONAL@US.BNPPARIBAS.COM

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of August 11, 2014 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and BNP Paribas, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(a) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of the Deposit, $[_______], Account No. _____________.

The undersigned hereby directs the Depositary to pay the entire amount of the Deposit to ___________________, Account No. _______, Reference: ___________ on __________ __, 20__, upon the telephonic request of a representative of the Pass Through Trustee.

Deposit Agreement 2014-2A

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U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By
Name:
Title:

Dated:  __________ __, 20__

Deposit Agreement 2014-2A

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EXHIBIT B

NOTICE OF FINAL WITHDRAWAL

BNP Paribas,
   acting through its New York Branch,
   as Depositary
787 Seventh Avenue
New York, New York 10019
Attention: Robert Papas
Telecopier: (212) 841-2748; E-mail: robert.papas@us.bnpparibas.com
Attention: Mary Dierdorff
Telecopier: (212) 841-2140; E-mail: mary.dierdorff@us.bnpparibas.com
Attention: Adam Miller
Telecopier: (212) 841-2748;
E-mail: DL.USA_ALMT_POSITIONTEAM@US.BNPPARIBAS.COM

10 Harewood Avenue
London, England NW1 6AA
Attention: Helene Mizrahi-Walden
Telecopier: 44 (0) 7509-533-155; E-mail: helene.mizrahi-walden@uk.bnpparibas.com

Loan Servicing
BNP (Canada)
2001 University, 9th Floor
Montreal H3A 1T9
Attention: Cathy Markos Prahalis
Telecopier: (212) 616-7917; E-mail: NYK_LS_REGIONAL@US.BNPPARIBAS.COM

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of August 11, 2014 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and BNP Paribas, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(i) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

The undersigned hereby directs the Depositary to pay the entire amount of all Deposits and accrued interest thereon to the Paying Agent at Wilmington Trust, National Association, ABA# 031100092, Account No. _______________, Reference: United 2014-2A.

Deposit Agreement 2014-2A

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U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By
Name:
Title:

Dated:  __________, 20__

Deposit Agreement 2014-2A

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EXHIBIT C

NOTICE OF REPLACEMENT WITHDRAWAL

BNP Paribas,
   acting through its New York Branch,
   as Depositary
787 Seventh Avenue
New York, New York 10019
Attention: Robert Papas
Telecopier: (212) 841-2748; E-mail: robert.papas@us.bnpparibas.com
Attention: Mary Dierdorff
Telecopier: (212) 841-2140; E-mail: mary.dierdorff@us.bnpparibas.com
Attention: Adam Miller
Telecopier: (212) 841-2748;
E-mail: DL.USA_ALMT_POSITIONTEAM@US.BNPPARIBAS.COM

10 Harewood Avenue
London, England NW1 6AA
Attention: Helene Mizrahi-Walden
Telecopier: 44 (0) 7509-533-155; E-mail: helene.mizrahi-walden@uk.bnpparibas.com

Loan Servicing
BNP (Canada)
2001 University, 9th Floor
Montreal H3A 1T9
Attention: Cathy Markos Prahalis
Telecopier: (212) 616-7917; E-mail: NYK_LS_REGIONAL@US.BNPPARIBAS.COM

Ladies and Gentlemen:

Reference is made to the Deposit Agreement (Class A) dated as of August 11, 2014 (the “Deposit Agreement”) between U.S. Bank National Association, as Escrow Agent, and BNP Paribas, acting through its New York Branch, as Depositary (the “Depositary”).

In accordance with Section 2.3(b)(ii) of the Deposit Agreement, the undersigned hereby requests the withdrawal of the entire amount of all Deposits.

The undersigned hereby directs the Depositary to pay the entire amount of all Deposits and accrued interest thereon to [_______________________], Reference: United 2014-2A.

Deposit Agreement 2014-2A

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U.S. BANK NATIONAL ASSOCIATION, as Escrow Agent

By
Name:
Title:

Dated:  __________, 20__

Deposit Agreement 2014-2A